As filed with the Securities and Exchange Commission on August 23,
   2002

                                               Registration No. 333-57924
   ======================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                           ----------------------
                               POST-EFFECTIVE
                               AMENDMENT NO. 1
                                     TO
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                       ------------------------------
                       CABLEVISION SYSTEMS CORPORATION
           (Exact name of registrant as specified in its charter)

              DELAWARE                                    11-3415180
   (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                    Identification No.)

                             1111 STEWART AVENUE
                          BETHPAGE, NEW YORK 11714
                  (Address of principal executive offices)

                   CABLEVISION CHOICE 401(K) SAVINGS PLAN
                          (Full title of each plan)

                               ROBERT S. LEMLE
                               VICE CHAIRMAN,
                        GENERAL COUNSEL AND SECRETARY
                       CABLEVISION SYSTEMS CORPORATION
                             1111 STEWART AVENUE
                          BETHPAGE, NEW YORK 11714
                               (516) 380-6230
           (Name, address including zip code and telephone number,
                 including area code, of agent for service)

                               WITH A COPY TO:

                               LAURALYN BENGEL
                            SCHIFF HARDIN & WAITE
                              6600 SEARS TOWER
                        CHICAGO, ILLINOIS 60606-6473
                               (312) 258-5670
                         ___________________________








                              EXPLANATORY NOTE

        Cablevision Systems Corporation (the "Corporation") hereby amends the Registration Statement on Form S-8 (File No. 333-57924), by filing this Post-Effective Amendment No. 1 to Form S-8 relating to shares of Cablevision NY Group Class A Common Stock, par value $.01 per share ("Cablevision NY Class A Stock"), issuable by the Corporation under the Cablevision CHOICE 401(k) Savings Plan (the "Plan").

        This Registration Statement as originally filed on March 30, 2001 related to the offer and sale of 5,000,000 shares of Cablevision NY Class A Common Stock ("Cablevision NY Class A Stock") and/or Rainbow Media Group Class A Common Stock, par value $.01 per share ("Rainbow Class A Stock") issuable under the Plan. Of the 5,000,000 shares covered by the Registration Statement, 2,397,126 shares of Cablevision NY Class A Stock and 530,254 shares of Rainbow Class A Stock have been issued under the Plan, and 2,072,620 shares remain unissued.

        On August 5, 2002, the Corporation's Board of Directors approved the exchange of all of the shares of Rainbow Class A Stock for shares of Cablevision NY Class A Stock. Accordingly, pursuant to the Corporation's amended and restated certificate of incorporation, the Corporation has authorized the exchange of each share of Rainbow Class A Stock for 1.19093 shares of Cablevision NY Class A Stock, effective August 20, 2002. The purpose of this Post-Effective Amendment No. 1 is to (i) remove the shares of Rainbow Class A Stock from registration, and
   (ii) reflect a total of 2,072,620 shares of Cablevision NY Class A Stock now covered by the Registration Statement that remain available for issuance.





















                                      2







                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethpage, State of New York, on this 20th day of August, 2002.

                                 CABLEVISION SYSTEMS CORPORATION



                                 By: /s/ James L. Dolan
                                     --------------------------------
                                     James L. Dolan
                                     Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                  TITLE                   DATE
                      ---------                                  -----                   ----

       /s/  James L. Dolan*                      President, Chief Executive Officer      August 20, 2002
       --------------------------------          (Principal Executive Officer) and
       James L. Dolan                            Director

        /s/  William J. Bell*                    Vice Chairman (Principal Financial      August 20, 2002
       --------------------------------          Officer) and Director
       William J. Bell

       /s/ Andrew B. Rosengard*                  Executive Vice President, Finance and   August 20, 2002
       --------------------------------          Controller (Principal Accounting
       Andrew B. Rosengard                       Officer)

        /s/  Charles F. Dolan*                   Chairman, Chairman of the Board of      August 20, 2002
       --------------------------------          Directors
       Charles F. Dolan

       /s/  Robert S. Lemle*                     Vice Chairman, General Counsel,         August 20, 2002
       --------------------------------          Secretary and Director
       Robert S. Lemle

       /s/  Sheila A. Mahony*                    Executive Vice President,               August 20, 2002
       --------------------------------          Communications, Government and Public
       Sheila A. Mahony                          Affairs and Director


                                                                3








       /s/  Thomas C. Dolan*                     Senior Vice President and Chief         August 20, 2002
       --------------------------------          Information Officer and Director
       Thomas C. Dolan

       /s/  John Tatta*                          Director                                August 20, 2002
       --------------------------------
       John Tatta

       /s/  Patrick F. Dolan*                    Director                                August 20, 2002
       --------------------------------
       Patrick F. Dolan

       /s/  Charles D. Ferris*                   Director                                August 20, 2002
       --------------------------------
       Charles D. Ferris

       /s/  Richard H. Hochman*                  Director                                August 20, 2002
       --------------------------------
       Richard H. Hochman

       /s/  Victor Oristano*                     Director                                August 20, 2002
       --------------------------------
       Victor Oristano

       /s/  Vincent Tese*                        Director                                August 20, 2002
       --------------------------------
       Vincent Tese

      *By:  /s/ Robert S. Lemle
            ---------------------------
                Robert S. Lemle
                Attorney-In-Fact


















                                      4







        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan has duly caused this Post-
   Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethpage, State of New York, on August 20, 2002.


                                 CABLEVISION CHOICE 401(k) SAVINGS PLAN


                                 By:  /s/ Jill Kennedy
                                    -----------------------------------
                                      Jill Kennedy
                                      Chair, Cablevision Employee Benefit
                                      Plans Administrative Committee




































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